EXHIBIT 10.3

SECOND AMENDMENT
TO THE
COSINE COMMUNICATIONS, INC. RIGHTS AGREEMENT

Pursuant to Section 27 thereof, the Rights Agreement (the “Agreement”), dated as of September 1, 2005, by and between CoSine Communications, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”), is hereby amended as of August 6, 2009 (this “Amendment”), as provided below.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

1.           Certain Definitions.  Section 1(l) of the Agreement shall be amended and restated in its entirety as follows:

(l)           “Final Expiration Date” means the sixth anniversary of the Record Date.

2.           Agreement Otherwise Not Amended.  The Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect.  This Amendment, together with the provisions of the Agreement not amended hereby, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements, whether written or oral, between the parties hereto regarding the subject matter hereof.

The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company dated as of July 7, 2009, hereby certifies to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Agreement and hereby directs the Rights Agent to execute this Amendment.

CoSine Communications, Inc., a Delaware
Corporation

By:	/s/Terry R. Gibson
Director, Chief Executive Officer and Chief Financial Officer
(Principal Accounting Officer)

Acknowledged and Agreed:

Mellon Investor Services LLC,
as Rights Agent

By: /s/Sandra Moore
Name: Sandra Moore
Title: Vice President, Relations Manager